STRATEGIC ALLIANCE AGREEMENT

     This Strategic Alliance Agreement ("Agreement") is entered into as of September 29, 1999 ("Effective Date") between Greenpoint Mortgage Funding, Inc., a New York corporation having an office at 900 Larkspur Landing Circle, Larkspur, California 94939 ("GREENPOINT MORTGAGE FUNDING INC") and E-LOAN, Inc., a Delaware corporation having an office at 5875 Arnold Road, Dublin, CA 94568 ("E-LOAN") (the "Parties").

     WHEREAS, GREENPOINT MORTGAGE FUNDING INC is engaged in providing mortgage services that include counseling, processing, origination, and funding home equity loans secured by residential properties located in the United States; and

     WHEREAS, E-LOAN provides certain services including mortgage and related services to consumers on the Internet, via E-LOAN's Website currently at www.eloan.com (the "E-LOAN Website"), providing visitors to the E-LOAN Website with a variety of mortgage loan options, credit calculators and other interactive tools, and displaying competitive products in the market for various types of loans; and

     WHEREAS, GREENPOINT MORTGAGE FUNDING INC and E-LOAN wish to develop a Strategic Alliance ("Alliance") with GREENPOINT MORTGAGE FUNDING INC for the purpose of which will be to market GREENPOINT MORTGAGE FUNDING INC's Home Equity loan products to visitors of E-LOAN's web site.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1.      The Alliance.
        ------------

          (a) E-LOAN shall market GREENPOINT MORTGAGE FUNDING INC's various home equity programs and products to Internet users. The Alliance shall include a comprehensive marketing plan designed, executed, and paid for by E-LOAN, that will attract visitors to E-LOAN's web site ("Customers") for the purpose of obtaining home equity loans from GREENPOINT MORTGAGE FUNDING INC and other second mortgage companies. In addition, E-LOAN will advise Customers regarding the various mortgage programs and products that GREENPOINT MORTGAGE FUNDING INC offers and match Customers with specific GREENPOINT MORTGAGE FUNDING INC mortgage products. E-LOAN will then engage Customers in on-line pre-qualification interviews and help Customers complete an on-line preliminary application form for GREENPOINT MORTGAGE FUNDING INC mortgage products. As part of the Program, E-LOAN will transfer all completed preliminary applications to GREENPOINT MORTGAGE FUNDING INC for further processing.

          (b) E-LOAN will develop a program that will offer its Customers that close a loan during the term of this Agreement the option to be contacted by GREENPOINT MORTGAGE FUNDING INC regarding home equity loan programs. E-LOAN will be responsible for contacting its Customers about this offer and forwarding to GREENPOINT MORTGAGE FUNDING INC its Customers who wish to be contacted by GREENPOINT MORTGAGE FUNDING INC. GREENPOINT MORTGAGE FUNDING INC will be responsible for contacting E-LOAN's Customers, who have agreed to be contacted and counsel those Customers about GREENPOINT MORTGAGE FUNDING INC's various home equity loan programs. GREENPOINT MORTGAGE FUNDING INC will be the exclusive partner of E-LOAN for this program.

          (c) E-LOAN will develop and execute a Direct Mail Marketing Program ("Direct Mail Marketing Program") that will target previous Customer's of E-LOAN, via e-mail, and offer those Customer's GREENPOINT MORTGAGE FUNDING INC home equity loan products. E-LOAN will have creative control over this Program and will execute the Direct Mail Marketing Program no later than September 29, 1999. For the fee set forth in Section 2 (b), E-LOAN will send no less than 2,800 e-mails to its Customers and all responses will be automatically transmitted to GREENPOINT MORTGAGE FUNDING INC for follow-up.

          (d) E-LOAN will send a minimum of [*] qualified home equity loan leads ("Minimum Guarantee") to GREENPOINT MORTGAGE FUNDING INC during the term of this Agreement. In the event that E-LOAN does not deliver the Minimum Guarantee to GREENPOINT MORTGAGE FUNDING INC, E-LOAN will extend the term of this Agreement until the Minimum Guarantee is met, but for no more than six months. In the event that E-LOAN exceeds the Minimum Guarantee during the term of this Agreement, the Agreement will be automatically terminated unless both parties mutually agree to extend this Agreement. E-LOAN estimates that it will send 4,800 qualified leads to GREENPOINT MORTGAGE FUNDING INC in the first year of this Agreement and 9,600 qualified leads in the second year of this Agreement.

          (e) Although E-LOAN shall market GREENPOINT MORTGAGE FUNDING INC to its Customers as required by the Program: (i) E-LOAN shall not be required to, and shall not, endorse GREENPOINT MORTGAGE FUNDING INC, in any communications under the Alliance that are targeted to Customers; (ii) E-LOAN shall not be required to recommend GREENPOINT MORTGAGE FUNDING INC as a home equity loan provider and (iii) E-LOAN shall not be required to, and shall not as part of the Alliance, provide advice, counseling or assistance to Customers in connection with any particular home equity loan, for which they have applied to GREENPOINT MORTGAGE FUNDING INC.


2.      Compensation.
        ------------

          (a) Beginning the Effective Date, GREENPOINT MORTGAGE FUNDING INC shall pay a fee to E-Loan ("Set-Up Fee") for the creation and costs incurred to launch the Sections 1(a) and 1(b) of the Alliance. The amount of the Set-Up Fee shall be [*]. The Set-Up Fee is a one-time, non-refundable fee payable to E-LOAN no more than thirty (30) days following the Effective Date of this Agreement.

          (b) Beginning the Effective Date, GREENPOINT MORTGAGE FUNDING INC shall pay a fee to E-LOAN ("Direct Mail Marketing Fee") for the creation and execution of the Direct Mail Program described in
               Section 1 (c) of this Agreement. The amount of the Direct Mail Marketing Fee shall be [*] and is and payable thirty days after the execution and completion of the Direct Mail Program.

          (c) Beginning the Effective Date, GREENPOINT MORTGAGE FUNDING INC shall pay a fee to E-Loan ("Quarterly Maintenance Fee") for the costs incurred to maintain the Alliance. The amount of the Quarterly Maintenance Fee shall be [*].

          (d) Beginning the Effective Date, GREENPOINT MORTGAGE FUNDING INC shall pay a fee to E-LOAN ("Quarterly Marketing Fee") for the marketing provided under the Alliance. The amount of the Quarterly Marketing Fee shall be [*] per quarter for the first year of this Agreement and [*] per quarter for the second year of this Agreement. Should E-LOAN deliver the Minimum Guarantee prior to the end of the term of this Agreement, all Quarterly Fees contained in this Agreement shall be due and payable to E-LOAN within thirty (30) days of such event.

          (e) All Quarterly Marketing Fees and Quarterly Maintenance Fees shall be paid within thirty (30) days following the end of each quarter. The Parties each acknowledge and agree that the these fees reflects the reasonable and fair market value of the goods and services to be provided by E-LOAN under the Alliance, without regard to the value or volume of home equity loans that may be attributable to the Alliance.

          (f) Compensation under this Agreement will be subject to change by mutual agreement of the parties, to the extent necessary to comply with federal and state laws and regulations, including the Real Estate Settlement Procedures Act (RESPA). If, in the
               reasonable discretion of either party, the compensation arrangements fail to comply with any applicable law, or either party is advised by counsel or a regulatory body with jurisdiction over its activities to terminate or modify the Agreement or compensation arrangements to achieve compliance, the other party shall cooperate to the extent necessary to achieve compliance, including, but not limited to executing any appropriate amendments to the Agreement.

          (g) If any regulatory authority with jurisdiction over the parties determines that the compensation paid in consideration of the activities conducted hereunder violates or would violate any applicable law or rule, the parties agree that appropriate adjustments (including retroactive adjustments) will be made to vitiate the effect of such violation.

3.      Term and Termination.
        ---------------------

          (a) Initial and Renewal terms. The term of this Agreement shall be for a period of two (2) years commencing on its Effective Date unless earlier terminated in accordance with the provisions of this Agreement.

          (b) Events of Default. Notwithstanding anything to the contrary in this Agreement, either party may terminate this Agreement at any time, in the following situations ("Events of Default"):

               (1) a material breach of this Agreement by the other party which remains uncured after thirty (30) days' written notice thereof;

               (2) a party makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, or a petition in bankruptcy is filed against a party and is not dismissed within sixty (60) days after filing, or a receiver or trustee is appointed for all or any part of the property or assets of a party.

          (c) Rights and Obligations Following Termination. Upon termination of this Agreement, as provided herein: (i) GREENPOINT MORTGAGE FUNDING INC shall continue to process, in due course, any home equity loan applications submitted by E-LOAN's customers prior to termination of this Agreement and (ii) GREENPOINT MORTGAGE FUNDING INC's obligation to pay any then due Quarterly Marketing Fee will be prorated as of the date of termination. In addition, Sections 5 through 9 and 11 through 21 will survive termination of this Agreement for any reason.

4. Preferred Provider. GREENPOINT MORTGAGE FUNDING INC shall be the preferred provider of E-LOAN for home equity lines of credit.

5. Reporting. Within fifteen (15) days after the last day of each calendar month, GREENPOINT MORTGAGE FUNDING INC will provide E-LOAN with a monthly report containing the amount of approved, closed and declined loans sent by E-LOAN to GREENPOINT MORTGAGE FUNDING INC. In addition, GREENPOINT MORTGAGE FUNDING INC will provide E-LOAN with a report of funded loans that will include the volume of loans funded and the number of closed loans.

6. Relationship. The relationship between GREENPOINT MORTGAGE FUNDING INC and E-LOAN shall be that of independent contractors and neither party shall be or represent itself to be an agent, employee, partner or joint venture of the other, nor shall either party have or represent itself to have any power or authority to act for, bind or commit the other.

7. Severability. If any provision of this Agreement should be invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remaining provisions of this Agreement. This Agreement shall be deemed to be severable and, if any provision is determined to be void or unenforceable, than that provision will be deemed severed and the remainder of the Agreement will remain in effect.

8.   Representations and Warranties.

     (a) GREENPOINT MORTGAGE FUNDING INC's Authority/Legal Actions. GREENPOINT MORTGAGE FUNDING INC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to transact any and all business contemplated by this Agreement and it possesses all requisite authority, power, license, permits and franchises to conduct its business as presently conducted. Its execution, delivery and compliance with its obligations under the terms of this Agreement are not prohibited or restricted by any government agency. There is no claim, action, suit, proceeding or investigation pending or, to the best of GREENPOINT MORTGAGE FUNDING INC's knowledge, threatened against it or against any of it s principal officers, directors or key employees, which, either in any one instance or in the aggregate, may result in and adverse change in the business, operations, financial condition, properties or assets of GREENPOINT MORTGAGE FUNDING INC, or in any impairment of the right or ability of GREENPOINT MORTGAGE FUNDING INC to carry on its business substantially as now conducted through its existing management group, or in any material liability on the party of GREENPOINT MORTGAGE FUNDING INC, or which would draw into question the validity of this Agreement. The GREENPOINT MORTGAGE FUNDING INC Marks (as defined below) licensed hereunder, do not and will not infringe on the patent, copyright, trademark, trade name or other proprietary right of any third party.

     (b) E-LOAN's Authority/Legal Actions. E-LOAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to transact any and all business contemplated by this Agreement and it possesses all requisite authority, power, license, permits and franchises to conduct its business as presently conducted. Its execution, delivery and compliance with its obligations under the terms of this Agreement are not prohibited or restricted by any government agency. There is no claim, action, suit, proceeding or investigation pending or, to the best of E-LOAN's knowledge, threatened against it or against any of it s principal officers, directors or key employees, which, either in any one instance or in the aggregate, may result in and adverse change in the business, operations, financial condition, properties or assets of E-LOAN, or in any impairment of the right or ability of E-LOAN to carry on its business substantially as now conducted through its existing management group, or in any material liability on the party of E-LOAN, or which would draw into question the validity of this Agreement. The information and content on the E-LOAN Website (other than information supplied by GREENPOINT MORTGAGE FUNDING INC), and the E-LOAN Marks (as defined below) licensed hereunder, do not and will not infringe on the patent, copyright, trademark, trade name or other proprietary right of any third party.

     (c) E-LOAN's Compliance. E-LOAN web site format, information, content and the marketing and use thereof by E-LOAN shall be in full compliance with all applicable federal and state laws and this Agreement. E-LOAN has obtained, or will have obtained in connection with the transactions contemplated by this Agreement, all necessary federal and state approvals in connection with operation and ownership of its web site and the content thereof and will make the necessary changes to its website to reflect this Agreement and insure accurate representation.. The Privacy notices and Privacy Policies of E-LOAN's web site shall be consistent with the Federal Trade Commission's procedure or rules, and comply with acceptable trade practices.

     (d) Execution/Conflict with Existing Laws or Contracts. The parties have taken all necessary action to authorize their respective execution, delivery and performance of this Agreement. The execution and delivery of this Agreement and the performance of the obligations of the respective parties hereunder will not (i) conflict with or violate the Certificate of Incorporation or By-laws of either party, or any provision of any law or regulation or any decree, demand or order to which either part is subject, or (ii) conflict with or result in a breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement or instrument to which either party is a party or by which it is bound, or any order or decree applicable to either party, or result in the creation or imposition of any lien on any of their assets or property.

9.   Indemnification/Hold Harmless.

     (a) GREENPOINT MORTGAGE FUNDING INC agrees to indemnify, defend and hold E-LOAN harmless from and against any and all claims, suits, actions, liability, losses, expenses or damages which may hereafter arise, which E-LOAN, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any misrepresentation, negligent act or omission by GREENPOINT MORTGAGE FUNDING INC, its affiliates, officers, agents, representatives or employees or out of any act by GREENPOINT MORTGAGE FUNDING INC, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided, however, the above indemnification shall not provide coverage for (a) any claim, suit or action, liability or loss, expense or damage that resulted from E-LOAN's negligent act or omission that is attributable to a breach by E-LOAN of any of its representations, warranties or obligations under this Agreement, or (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of E-LOAN. As a condition of the foregoing indemnity obligation, E-LOAN agrees to give GREENPOINT MORTGAGE FUNDING INC reasonably prompt notice of any third party claim which may be indemnified, cooperation and, at GREENPOINT MORTGAGE FUNDING INC's sole cost and expense, sole control of the defense and settlement of such claim. This provision shall survive termination of the Agreement.

     (b) E-LOAN agrees to indemnify, defend and hold GREENPOINT MORTGAGE FUNDING INC harmless from and against any and all claims, suits, actions, liability, losses, expenses or damages which may hereafter arise, which GREENPOINT MORTGAGE FUNDING INC, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any misrepresentation, negligent act or omission by E-LOAN, its affiliates, officers, agents, representatives or employees or out of any act by E-LOAN, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided, however, the above indemnification shall not provide coverage for (a) any claim, suit or action, liability or loss, expense or damage that resulted from a negligent act or omission of GREENPOINT MORTGAGE FUNDING INC or that is attributable to a breach by GREENPOINT MORTGAGE FUNDING INC of any of its representations, warranties or obligations pursuant to this Agreement, or (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of GREENPOINT MORTGAGE FUNDING INC. As a condition of the foregoing indemnity obligation, GREENPOINT MORTGAGE FUNDING INC agrees to give E-LOAN reasonably prompt notice of any third party claim which may be indemnified, cooperation and, at E-LOAN's sole cost and expense, sole control of the defense and settlement of such claim. This provision shall survive termination of the Agreement.

     (c) Notice of Claims. Each party shall promptly notify the other in writing of any and all litigation or claims in connection pertaining to the subject matter of this Agreement as to which indemnification is or is expected to be sought from the other party. When a claim for indemnification against loss is made or expected to be made, the indemnifying party shall control the defense of the claim of loss and/or settlement, provided, however, that no final settlement of any action or claim as to which there is an obligation of indemnification may be made without the consent of the indemnitee.

10. Capitalized Terms. Capitalized terms used herein shall have the meanings set forth herein.


11.  Trademark Licenses.

     (a) During the Term and subject to this Agreement, E-LOAN hereby grants to GREENPOINT MORTGAGE FUNDING INC a non-exclusive, royalty-free, worldwide license to reproduce, display, distribute, create derivative works from, publicly perform, publicly and digitally perform E-LOAN's Marks (as defined below) in connection with links to or from or in conjunction with GREENPOINT MORTGAGE FUNDING INC's Web site. As used herein, E-LOAN's Marks are E-LOAN, ELOAN, E-TRACK, E-LOAN LTD., and E-LOAN.com. GREENPOINT MORTGAGE FUNDING INC may not use the E-LOAN Marks, including its service marks, trade names, logos, or other commercial or product designation for any other purpose whatsoever without the prior written consent of E-LOAN.

     (b) During the Term and subject to this Agreement, GREENPOINT MORTGAGE FUNDING INC hereby grants to E-LOAN a non-exclusive, royalty-free, worldwide license to reproduce, display, distribute, create derivative works of, publicly perform, publicly and digitally perform GREENPOINT MORTGAGE FUNDING INC's Marks (as defined below) in connection with links to or from or in conjunction with the E-LOAN Web site and in any presentations materials, both public and private, used by E-LOAN. As used herein, the GREENPOINT MORTGAGE FUNDING INC Marks are GREENPOINT MORTGAGE FUNDING INC and GPFC. E-LOAN may not use the GREENPOINT MORTGAGE FUNDING INC Marks, including GREENPOINT MORTGAGE FUNDING INC's service marks, trade names, logos, or other commercial or product designation for any other purpose whatsoever without the prior written consent of GREENPOINT MORTGAGE FUNDING INC.

12. Confidential Information. Each party recognizes that during the term of this Agreement, its directors, officers, employees and authorized representatives such as attorneys and accountants, may obtain knowledge of trade secrets, customer lists, membership lists and other confidential information of the other party which is valuable, proprietary, special or unique to the continued business of that party, which information is initially delivered in written form including electronic form or is summarized and delivered in writing within thirty (30) days after initial delivery in non-written form, and which writing is marked "Confidential" or in a similar nature to indicate its nonpublic and proprietary nature ("Confidential Information"). However, Confidential Information does not include information that is or (i) becomes available to the general public other than through a breach by the recipient party, (ii) already known to the recipient party as of the time of communication to the recipient party,
     (iii) developed by the recipient party independently of and without reference to information communicated by the other party, or (iv) rightfully received by the recipient party from a third party which third party is not under a legal duty of confidentiality with respect to such information. Accordingly, each party as a recipient of the other's Confidential Information agrees to hold the Confidential Information of the communicating party and the terms and conditions of this Agreement in confidence and to use diligent efforts to ensure that the communicating party's Confidential Information the terms hereof are held in confidence by it officers, directors, employees, representatives and others over whom it exercises control. Upon discovering any unauthorized disclosure of the communicating party's Confidential Information or the terms of this Agreement, the recipient party will use diligent efforts to recover such information and to prevent its further disclosure to additional third parties. The recipient party will promptly notify the communicating party in writing of any such authorized disclosure of the communicating party's Confidential Information by the recipient party or its personnel. The parties' obligations under this paragraph will survive for a period of three (3) years following the expiration or earlier termination of this Agreement.

13. Privacy. GREENPOINT MORTGAGE FUNDING INC agrees that its privacy policy applicable to this Agreement are at least as stringent as E-LOAN's privacy policy, as may change from time to time. GREENPOINT MORTGAGE FUNDING INC further agrees to cooperate with E-LOAN, or its third party contractors, in reviewing and auditing E-LOAN's privacy policy.

14. Press Releases. Within thirty (30) days of the Effective Date, a joint press release will be issued announcing the relationship created by this Agreement, subject to the prior review and approval of the other party. Except as set forth in this Agreement, E-LOAN or GREENPOINT MORTGAGE FUNDING INC shall not issue or permit the issuance of any press release or publicity regarding, or grant any interview, or make any public statements whatsoever concerning, this Agreement without prior coordination with and written approval from the other party, which approval may be granted or withheld for any reason. Notwithstanding the foregoing, either party may make such public disclosure as its legal counsel in good faith deems required by applicable law or any listing organization concerning its publicly traded securities, in which case the disclosing party will give the other party reasonable advance notice of such disclosure. Notwithstanding the foregoing, Content Partner shall not state or imply, in advertisements, writings, or otherwise, that E-LOAN endorse GREENPOINT MORTGAGE FUNDING INC's products or services or any other product or service.

15. Notices. All notices required or permitted by this Agreement shall be in writing and shall be given by certified mail, return receipt requested or by reputable overnight courier with package tracing capability and shall be sent to the address at the head of this Agreement or such other address that a party specifies in writing in accordance with this section.

16. Disclaimer Concerning Tax Effects. Neither party to this Agreement makes any representation or warranty to the other regarding the effect that this Agreement and the consummation of the transactions contemplated hereby may have upon the foreign, federal, state or local tax liability of the other.

17. Disclaimer of Warranties. Both parties provide all service hereunder "AS IS" and without any warranty of any kind. Neither E-LOAN nor GREENPOINT MORTGAGE FUNDING INC guarantees continuous or uninterrupted display or distribution of any links contemplated hereunder, or continuous or uninterrupted operation of their respective Websites. In the event of interruption of display or distribution of E-LOAN's or GREENPOINT MORTGAGE FUNDING INC's links or the parties' Websites (or any portion thereof0, the parties' sole obligation to each other shall be to restore service as soon as practical. In no event will either party be liable for consequential, punitive, special or indirect damages in connection with this Agreement or the obligations contemplated hereby even if they are advised of the possibility of such damages.

18. Amendments. The terms and conditions of this Agreement may not be modified or amended other than by a writing signed by both parties.

19. Assignment/Binding Nature. Neither party may assign, voluntarily, by operation of law, or otherwise, any rights, or delegate any duties under this Agreement to any party that is not an affiliate of itself as of the Effective Date, without the other party's prior written consent, except that either party may assign this Agreement or any of its rights or obligations arising hereunder to the surviving entity in a merger, acquisition, reorganization or consolidation in which it participates, or to a purchaser of substantially all of its assets; providing that the assigning party will give reasonable written notice to the non-assigning party in advance of such merger, acquisition or other assignment and that the surviving entity is not a competitor to the non-assigning party. E-LOAN acknowledges and approves pg GREENPOINT MORTGAGE FUNDING INC's imminent assignment of this Agreement to Greenpoint Mortgage, Inc.. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

20. Entire Agreement. This Agreement and any Exhibits attached hereto constitute the entire Agreement between the Parties and supersede all oral and written negotiations of the Parties with respect to the subject matter hereof.

21. Limitation of Liability. EXCEPT FOR THE PARTIES' RESPECTIVE OBLIGATIONS UNDER SECTIONS 8 AND 11 HEREOF, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES,WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, (AND) WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

22. Governing Law. This Agreement shall be subject to and construed under the laws of the State of California, without giving effect to its conflicts of laws principles. Both parties agree to submit to jurisdiction in California, and further agree that any cause of action arising under this Agreement may be brought in a court in Santa Clara County, California.


     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.


E-LOAN, Inc.                           Headlands Mortgage Company


 By: /s/ Steven M. Majerus             By:  /s/Peter T. Paul
     ---------------------                 ---------------------------
 Name:  Steve Majerus                   Name:  Peter T. Paul
 Title:  Vice President                 Title: President